Exhibit 99.3
Unaudited Pro Forma Combined Financial Information
(amounts in thousands except share data)
On August 5, 2022, Vista Outdoor Inc. ("Vista", the "Company", "we", and "our", unless the context otherwise requires) completed the acquisition (the “Business Combination”) of Fox (Parent) Holdings, Inc. and subsidiaries ("Fox Holdco"), pursuant to the terms of a definitive Share Purchase Agreement (the “Share Purchase Agreement”) with Fox Parent Holdings, LLC (“Seller”) and Fox Holdco, for a base purchase price of $540,000 in cash, subject to certain customary adjustments for cash and debt, transaction expenses, and working capital, with up to an additional $50,000 of contingent consideration payable to Seller and certain individuals identified in the Purchase Agreement if Fox Holdco and its subsidiaries, as a group, achieve certain adjusted Earnings Before Interest, Tax, Depreciation, and Amortization ("EBITDA") targets during the period beginning on January 1, 2022 and ending on December 31, 2022.

In connection with entry into the Share Purchase Agreement, we also entered into an agreement with Capital One, National Association to refinance our existing $450,000 senior secured asset-based revolving credit facility with a new $600,000 senior secured asset-based revolving credit facility (the “2022 ABL Revolving Credit Facility”), which will replace our existing asset-based revolving credit facility, and an agreement with JPMorgan Chase Bank, N.A. for a new $350,000 senior secured term loan facility (the "2022 Term Loan"). The proceeds of the Term Facility, together with the proceeds of a borrowing under the ABL Revolving Credit Facility, were used to finance the Business Combination and to pay related fees and expenses.
The unaudited pro forma combined balance sheet at June 26, 2022 was prepared with the Company's unaudited condensed consolidated financial statements as of June 26, 2022 as found in the Company’s Quarterly Report on Form 10-Q, which was filed with the Securities and Exchange Commission (the “SEC”) on July 28, 2022 (the “Form 10-Q”), and was prepared as if the Business Combination and related financing had occurred on June 26, 2022. The historical financial information of Fox Holdco for this pro forma information has been derived from its unaudited financial statements as of March 31, 2022.
The unaudited pro forma combined statements of comprehensive income for the three months ended June 26, 2022, and for the twelve months ended March 31, 2022 presented below were prepared based on the Company's historical consolidated statements of comprehensive income for such periods, and were prepared as if the Business Combination and related financing occurred on April 1, 2021. Historical information was derived from the Company's unaudited financial statements for the three months ending June 26, 2022 as found in the Form 10-Q, and the Company's audited consolidated financial statements for the fiscal year ending March 31, 2022 as found in the Company’s Annual Report on Form 10-K, which was filed with the SEC on May 24, 2022 (the “Form 10-K”). The Company and Fox Holdco historically have had different fiscal year ends, as such the latest three and twelve month periods available for Fox Holdco, three months ending March 31, 2022, and twelve months ending December 31, 2021, are included in the unaudited pro forma combined statements of comprehensive income.
The unaudited pro forma information is prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and should be read in conjunction with the accompanying notes.
The historical financial statements and information used in the creation of the unaudited pro forma combined financial statements of the Company have been adjusted to give effect to pro forma events that are:
•(1) directly attributable to the Business Combination;
•(2) factually supportable; and,
•(3) with respect to the unaudited pro forma combined statement of operations, expected to have a continuing impact on the combined results of the Company following the Business Combination.
The unaudited pro forma combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. It also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
The pro forma adjustments presented below are based on preliminary estimates and currently available information and assumptions that management believes are reasonable and appropriate under the circumstances and are factually supported based on information currently available. The notes to the unaudited pro forma financial information provide a discussion of how such adjustments were derived and presented in the Pro Forma Statements. Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the Pro Forma

Statements. Certain historical financial statement caption amounts for Vista and Fox Holdco have been reclassified or combined to conform to presentation and the disclosure requirements of the combined company.

Unaudited Pro Forma Combined Balance Sheets
As of June 26, 2022

	Historical (unaudited)		Pro Forma		Pro Forma
(Amounts in thousands except share data)	Vista	Fox Holdco	Adjustments	Note 4	Combined
ASSETS
Current assets:
Cash and cash equivalents	$36,612	$19,300	$(13,976)	a	$41,936
Net receivables	429,729	41,937	(2,797)	j	468,869
Net inventories	662,315	62,261	33,498	f, j	758,074
Income tax receivable	6,642	6,179	37	j	12,858
Other current assets	47,757	8,900	1,627	j	58,284
Total current assets	1,183,055	138,577	18,389		1,340,021
Net property, plant, and equipment	204,547	21,875	7,185	e, j	233,607
Operating lease assets	75,837	14,586	1,492	j	91,915
Goodwill	481,857	41,945	214,306	c	738,108
Net intangible assets	451,654	43,926	209,674	b	705,254
Deferred charges and other non-current assets	60,119	4,676	671	i	65,466
Total assets	$2,457,069	$265,585	$451,717		$3,174,371
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$—	$3,000	$137,000	g	$140,000
Accounts payable	180,121	29,805	(15,516)	i	194,410
Accrued compensation	42,632	4,295	—		46,927
Sales and other taxes payable	46,110	—	—		46,110
Line of credit, net of debt issuance costs	—	15,164	(15,164)	g	—
Contingent consideration	—	—	11,400	a	11,400
Other current liabilities	151,552	9,210	36,004	j	196,766
Total current liabilities	420,415	61,474	153,724		635,613
Long-term debt, net	586,255	53,027	377,079	g	1,016,361
Deferred income tax liabilities	29,142	6,834	53,152	h	89,128
Long-term operating lease liabilities	77,827	11,613	358		89,798
Accrued pension and postemployment benefits	22,060	—	—		22,060
Equity based compensation liability	—	23,850	(23,850)	i	—
Other long-term liabilities	72,058	1,528	(1,487)		72,099
Total liabilities	1,207,757	158,326	558,976		1,925,059
Commitments and contingencies (Notes 13 and 16)
Common stock—$.01 par value:
Authorized—500,000,000 shares
Issued and outstanding—56,524,082 as of June 26, 2022	565	—	—		565
Additional paid-in-capital	1,711,759	110,685	(110,685)	d	1,711,759
Accumulated deficit	(94,795)	(1,493)	1,493	d	(94,795)
Accumulated other comprehensive loss	(76,449)	(1,933)	1,933	d	(76,449)
Common stock in treasury, at cost—7,440,357shares held as of June 26, 2022	(291,768)	—	—		(291,768)
Total stockholders' equity	1,249,312	107,259	(107,259)		1,249,312
Total liabilities and stockholders' equity	$2,457,069	$265,585	$451,717		$3,174,371
See Notes to the Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Combined Statements of Comprehensive Income
For the Three Months Ended June 26, 2022

	Historical (unaudited)		Pro Forma		Pro Forma
(Amounts in thousands except per share data)	Vista	Fox Holdco	Adjustments	Note 4	Combined
Sales, net	$802,612	$75,958	$—		$878,570
Cost of sales	509,142	43,088	3,767	k, o	555,997
Gross profit (loss)	293,470	32,870	(3,767)		322,573
Operating expenses:
Research and development	7,897	—	—		7,897
Selling, general, and administrative	113,148	24,743	(2,355)	k,m,o,q	135,536
Earnings (loss) before interest, income taxes and other	172,425	8,127	(1,412)		179,140
Other income	—	275	—		275
Earnings (loss) before interest and income taxes	172,425	8,402	(1,412)		179,415
Interest expense, net	(6,310)	(1,628)	(7,511)	l	(15,449)
Earnings (loss) before income taxes	166,115	6,774	(8,923)		163,966
Income tax (provision) benefit	(40,100)	(1,219)	2,231	n	(39,088)
Net income (loss)	$126,015	$5,555	$(6,692)		$124,878
Earnings per common share:
Basic	$2.23	$—	$—		$2.21
Diluted	$2.16	$—	$—		$2.14

Weighted-average number of common shares outstanding:
Basic	56,486	—	—		56,486
Diluted	58,381	—	—		58,381

Net income (loss) (from above)	$126,015	$5,555	$(6,692)		$124,878
Other comprehensive income (loss), net of tax:
Pension and other postretirement benefit liabilities:
Reclassification of net actuarial loss for pension and postretirement benefit plans recorded to net income, net of tax (expense) of $(221)	694	—	—		694
Change in derivative instruments, net of tax benefit of $690	9	—	—		9
Change in cumulative translation adjustment, net of tax (expense) of $(167)	(473)	(108)	—		(581)
Total other comprehensive income (loss)	230	(108)	—		122
Comprehensive income (loss)	$126,245	$5,447	$(6,692)		$125,000
See Notes to the Unaudited Pro Forma Combined Financial Information

Unaudited Pro Forma Combined Statements of Comprehensive Income
For the Fiscal Year Ended March 31, 2022

	Historical (unaudited)		Pro Forma		Pro Forma
(Amounts in thousands except per share data)	Vista	Fox Holdco	Adjustments	Note 4	Combined
Sales, net	$3,044,621	$292,257	$—		$3,336,878
Cost of sales	1,935,389	155,146	22,308	k,p,o	2,112,843
Gross profit (loss)	1,109,232	137,111	(22,308)		1,224,035
Operating expenses:
Research and development	28,737	—	—		28,737
Selling, general, and administrative	434,273	123,319	3,497	k,m,o,q	561,089
Earnings (loss) before interest, income taxes and other	646,222	13,792	(25,805)		634,209
Other income	—	1,232	—		1,232
Earnings (loss) before interest and income taxes	646,222	15,024	(25,805)		635,441
Interest expense, net	(25,264)	(4,574)	(31,981)	l	(61,819)
Earnings (loss) before income taxes	620,958	10,450	(57,786)		573,622
Income tax (provision) benefit	(147,732)	(6,421)	13,949	n	(140,204)
Net income (loss)	$473,226	$4,029	$(43,837)		$433,418
Earnings (loss) per common share:
Basic	$8.27	$—	$—		$7.58
Diluted	$8.00	$—	$—		$7.33

Weighted-average number of common shares outstanding:
Basic	57,190	—	—		57,190
Diluted	59,137	—	—		59,137

Net income (loss) (from above)	$473,226	$4,029	$(43,837)		$433,418
Other comprehensive income (loss), net of tax:
Pension and other postretirement benefit liabilities:
Reclassification of prior service credits for pension and postretirement benefit plans recorded to net income, net of tax benefit of $434	(1,336)	—	—		(1,336)
Reclassification of net actuarial loss for pension and postretirement benefit plans recorded to net income, net of tax (expense) of $(1,215)	3,744	—	—		3,744
Valuation adjustment for pension and postretirement benefit plans, net of tax (expense) of $(1,434)	4,683	—	—		4,683
Change in derivative instruments, net of tax benefit of $168	(517)	—	—		(517)
Change in cumulative translation adjustment	(58)	(772)	—		(830)
Total other comprehensive income (loss)	6,516	(772)	—		5,744
Comprehensive income (loss)	$479,742	$3,257	$(43,837)		$439,162
See Notes to the Unaudited Pro Forma Combined Financial Information

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
(Amounts in thousands except per share data and unless otherwise indicated)
1. Description of the Business Combination
On June 30, 2022, Vista and Vista Outdoor Operations LLC (“Vista LLC”), a wholly-owned subsidiary of Vista, entered into a definitive Share Purchase Agreement (the “Share Purchase Agreement”) with Fox Parent Holdings, LLC (“Seller”) and Fox (Parent) Holdings, Inc. (“Fox Holdco”), pursuant to which Vista LLC agreed to purchase from Seller and Seller agreed to sell to Vista LLC all of the issued and outstanding shares of common stock of Fox Holdco (the “Business Combination”). The Business Combination closed on August 5, 2022.
The base purchase price was $540,000 in cash, subject to certain customary adjustments for cash and debt, transaction expenses, and working capital, with up to an additional $50,000 of contingent consideration payable to Seller and certain individuals identified in the Purchase Agreement if Fox Holdco and its subsidiaries, as a group, achieve certain adjusted Earnings Before Interest, Tax, Depreciation, and Amortization ("EBITDA") targets during the period beginning on January 1, 2022 and ending on December 31, 2022. At closing, Vista LLC deposited a portion of the purchase price equal to $5,000 into an escrow account to satisfy purchase price adjustments, if any. The Business Combination was funded through proceeds from the 2022 ABL Revolving Credit Facility and 2022 Term Loan.
The Business Combination is being accounted for using the acquisition method of accounting, with the Vista as the accounting acquirer in accordance with the Financial Accounting Standards Board, Accounting Standards Codification (“ASC") Topic 805, Business Combinations. Accordingly, the preliminary purchase price as it relates to Business Combination was allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimates of fair value. The determination of the final fair values is dependent upon valuations as of the acquisition date and the final adjustments to the purchase price, which when they occur may result in an adjustment to the value of the acquired assets reflected in the unaudited combined pro forma financial statements.
2. Basis of Presentation
The historical financial information is derived from the historical, consolidated financial statements of the Company, and the historical statements of Fox Holdco. The unaudited pro forma combined balance sheet at June 26, 2022 was prepared with the Company's unaudited condensed consolidated financial statements as of June 26, 2022 and was prepared as if the Business Combination and related financing had occurred on June 26, 2022. The unaudited pro forma combined statements of comprehensive income for the three months ended June 26, 2022, and for the twelve months ended March 31, 2022 were prepared based on the Company's historical consolidated statements of comprehensive income for such periods, and were prepared assuming the Business Combination and related financing occurred on April 1, 2021.
The historical financial statements and information used in the creation of the Pro Forma Information have been adjusted to give effect to pro forma events that are:
•(1) directly attributable to the Business Combination;
•(2) factually supportable; and,
•(3) with respect to the unaudited pro forma combined statements of comprehensive income, expected to have a continuing impact on the combined results of the Company following the Business Combination.
The unaudited pro forma information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. It also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

3. Preliminary Purchase Price Allocation and Consideration Transferred
The following purchase price allocation for the Business Combination is preliminary and subject to revision once additional information about the fair value of the assets to be acquired and liabilities to be assumed becomes available. The preliminary purchase price is allocated to the assets acquired and liabilities assumed in the Business Combination, which closed on August 5, 2022, based on the estimated fair values (in thousands):

Cash consideration to the Seller	$559,782
Cash held in escrow to cover purchase price adjustments	5,000
Estimated working capital true-up	6,216
Fair value of contingent consideration payable	11,400
Total estimated purchase consideration	$582,398
Fair value of assets acquired:
Accounts receivable	$39,140
Inventories	95,759
Intangible assets	253,600
Property, plant, and equipment	29,060
Operating lease assets	16,078
Other Current Assets	16,743
Other long-term assets	5,347
Total assets	455,727
Fair value of liabilities assumed:
Accounts payable	18,584
Long-term operating lease liabilities	11,971
Deferred Income Taxes	59,986
Other liabilities	38,998
Other long-term liabilities	41
Total liabilities	129,580
Net assets acquired	326,147
Goodwill	$256,251
This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma combined balance sheet and the unaudited proforma combined statements of comprehensive income. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.
4. Pro forma adjustments
Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 26, 2022
a. Estimated purchase consideration

Cash issued from new financing	$580,000
Debt issuance costs	(9,894)
Less: Consideration paid in the Business Combination	(582,398)
Plus: Estimated working capital true-up	6,216
Plus: Contingent consideration fair value	11,400
Cash included in the Business Combination	(19,300)
Net adjustment to cash	$(13,976)
7

b. Intangible assets
Reflects the pro forma adjustment to remove Fox Holdco's historical intangible assets of $43,926, and record intangible assets associated with customer relationships of $147,400 and tradenames of $106,200 based on the preliminary purchase price allocation. The customer relationship intangibles will be amortized over an average of 14 years. The tradename intangible is indefinite lived.
c. Goodwill
Reflects the pro forma adjustment to remove Fox Holdco's historical goodwill of 41,945, and record preliminary estimated goodwill of $256,251 recognized from the Business Combination,
d. Equity
Reflects the elimination of Fox Holdco's historical additional paid-in-capital and accumulated deficit which was eliminated upon completion of the Business Combination.
e. Property Plant & Equipment
Represents an adjustment to reflect the net increase in fair value of the acquired property, plant and equipment of $7,065 plus adjustments in accordance with preliminary purchase allocation discussed in Note 3. The fair value was estimated using a cost approach based on the net book value of each asset class adjusted for (i) the current market replacement cost, (ii) the physical and technology attributes of the property, plant and equipment and (iii) the estimated accumulated depreciation as if replacement cost was applied at the original purchase date.
f. Inventory
Reflects the $7,544 adjustment to inventories for the estimated step-up in the fair value of inventory acquired, plus adjustments in accordance with preliminary purchase allocation discussed in Note 3. The fair value estimate of inventory is preliminary and is determined based on the estimated selling price less the sum of (i) costs of disposal, and (ii) a profit allowance for the completion and selling effort of the buyer. The final fair value determination of inventory may differ from this preliminary determination.
g. Long-term debt
Reflects a combination of proceeds from our refinanced ABL Credit Facility and new term loan debt of $580,000 incurred to finance the Business Combination, net of term loan deferred debt issuance costs incurred of $9,894, reduced by the effects of extinguishing Fox Holdco's outstanding debt upon completion of the Business Combination. The net increase to debt is summarized below (in thousands):

Proceeds from the 2022 ABL Revolving Credit Facility and the 2022 Term Loan, net of term loan debt issuance costs and current portion	$430,106
Extinguishment of Fox Holdco's outstanding long-term debt	(53,027)
Net pro forma long-term debt adjustment	$377,079
Proceeds from the 2022 ABL Revolving Credit Facility and the 2022 Term Loan, current portion	140,000
Extinguishment of Fox Holdco's outstanding line of credit	(15,164)
Extinguishment of Fox Holdco's outstanding short-term bank debt	(3,000)
Total net pro forma debt adjustment	$498,915
h. Deferred income taxes
Reflects incremental deferred tax liability for preliminary purchase price allocation adjustment
i. Equity based liability
Reflects payments made at the completion of the Business Combination to certain members of Fox Holdco management who held P-1 and P-2 partnership units.
j. Preliminary purchase allocation
Represents adjustments in accordance with preliminary purchase allocation discussed in Note 3.

Adjustments to Unaudited Pro Forma Combined Statements of Comprehensive Income
k. Amortization expense

(in thousands)	For the fiscal year ended March 31, 2022	For the three months ended June 26, 2022
Cost of sales:
Estimated amortization related to customer relationships	$13,947	$3,487
SG&A:
Remove Fox Holdco historical amortization expense related to intangibles	(1,693)	(421)
Total pro forma adjustment related to amortization of intangibles	$12,254	$3,066
l. Interest expense related to financing of the Business Combination
The following summaries total pro forma adjustments related to financing and interest expenses, net includes the following:

(in thousands)	For the fiscal year ended March 31, 2022	For the three months ended June 26, 2022
Estimated interest expense on new financing (1)	$36,555	$9,139
Elimination of historical interest expense (2)	(4,574)	(1,628)
Total pro forma adjustment to interest expense, net	$31,981	$7,511
The following adjustments were made to reflect pro forma changes to Interest expense:
(1) reflects the estimated interest expense and debt issuance amortization expense on $580,000 in borrowings from Vista's 2022 ABL Revolving Credit Facility and 2022 Term Loan, used to finance the acquisition of Fox Holdco. The interest rate assumed for purposes of preparing this pro forma financial information is 5.58%. This rate is weighted average interest rate for our borrowings under the 2022 ABL Revolving Credit Facility and 2022 Term Loan as of September 25, 2022. A 1/8 of a percentage point increase or decrease in the interest rate used would result in a change in the interest expense of approximately $725 for the fiscal year ended March 31, 2021, and $183 for the three months ended June 26, 2022.
(2) reflects the elimination of interest and amortization of deferred issuance costs on Fox Holdco's revolving credit facility, and elimination of interest and discount amortization on Fox Holdco's long-term debt which were both extinguished at the acquisition date.
m. Transaction costs
Represents the $5,965 transaction costs related to the Business Combination for the fiscal year ended March 31, 2022 assuming the Business Combination occurred on April 1. 2021, and reversal of $1,914 in transaction costs for the three months ended June 26, 2022. These one-time, nonrecurring costs related to the Business Combination will not affect the Company's income statement beyond 12 months after the acquisition date.
n. Income tax provision
Income tax effect of the adjustments made at a blended federal, state, and international statutory rate adjusted for any non-deductible acquisition costs.
o. Depreciation
Adjustment for depreciation related to the revised fair-value basis of the acquired property, plant and equipment and change in estimated useful lives.

(in thousands)	For the fiscal year ended March 31, 2022	For the three months ended June 26, 2022
Cost of sales
Estimated adjustment related to the revised fair-value basis	$2,374	$593
Remove Fox Holdco historical depreciation expense	(1,557)	(313)
Total pro forma adjustment to cost of sales for depreciation	$817	$280
SG&A
Estimated adjustment related to the revised fair-value basis	$3,233	$808
Remove Fox Holdco historical depreciation expense	(2,595)	(513)
Total pro forma adjustment to SG&A for depreciation	638	295
Total pro forma adjustment related to the revised fair-value basis	$1,455	$575
p. Inventory step up expense
Represents the $7,544 adjustment to cost of sales for the fiscal year ended March 31, 2022, related to the estimated step-up in the fair value of inventory acquired as discussed in 4.(f) above. These one-time, nonrecurring costs related to the Business Combination will not affect the Company's income statement beyond 12 months after the acquisition date.
q. Management fees
Represents an adjustment to selling, general and administrative of $1,413 and $315 for the fiscal year ended March 31, 2022, and for the three months ended June 26, 2022, respectively, for management fees historically charged by the previous owner of Fox Holdco under the terms of their management agreement.